EXHIBIT 99.1

Green Innovations Appoints New CFO;
Promotes Veteran Paper Industry Exec Sugiarto “Awie” Kardiman

FOR IMMEDIATE RELEASE

CAPE CORAL, FL – June 16, 2014 - Green Innovations Ltd. (OTCQB: GNIN) (OTCBB: GNIN) today announced it has promoted its Controller, Sugiarto “Awie” Kardiman, to chief financial officer.

Mr. Kardiman brings more than 15 years’ experience as a financial executive in the U.S. and global paper industry, and has served as Green Innovations’ Controller since 2013. As CFO, he succeeds Bruce Harmon, Green Innovations Chairman and Co-founder.

Mr. Harmon remains Chairman of the Board, and stepping aside as CFO will further enable him to focus on the Board’s fast-growing strategic planning requirements and implementation of various strategic initiatives. He will serve as a consultant to the Company on corporate finance, capital markets and related matters.

Commenting on his promotion, Mr. Kardiman said, “I am excited to join the executive team at this crucial time as Green Innovations aggressively pursues numerous opportunities to build our brand, and capture market share.”

“Awie is an outstanding financial executive with exceptional industry expertise,” said Green Innovations Chief Executive Officer, Philip Rundle. “He served as my CFO at Oasis Brands from 2007 to 2010, where he was instrumental in successfully growing that business well above industry averages and increasing shareholder value. At Green Innovations, his proven professionalism and leadership is vital as we execute on an ambitious growth strategy.”

Sugiarto “Awie” Kardiman Bio
Mr. Kardiman has over 15 years of extensive domestic and international experience in the tissue, pulp and paper products business.

Previously, he served as Chief Financial Officer of Oasis Brands, a leading tissue manufacturer based in North America. There, his strategic and analytical skills contributed to double-digit growth and increased brand value under the leadership of Philip Rundle, the Oasis Brands CEO at that time.

Earlier, Mr. Kardiman served as CFO of Paper Excellence Canada, where he contributed to building the business into one of major players in the North American pulp and paper business. He earned his Bachelor’s Degree in Accounting from Trisakti University, Jakarta and is a candidate for Certified Management Accountant of British Columbia.

About Green Innovations Ltd.
Green Innovations Ltd., through its wholly-owned subsidiary, Green Hygienics, Inc. (http://www.greenhygienics.com), is the exclusive licensed North American distributor of American Hygienics Corporation's 100% tree-free bamboo-based product line, including personal care and paper-based goods. The marketplace for tissue paper products, diapers, wet wipes, feminine care products, and adult care products, is in excess of $29 billion annually in the United States.

The Company is committed to providing consumers with quality products that are designed and manufactured to the highest standards in FDA-accepted manufacturing facilities without compromising product performance. Green Innovations is a member of the International Green Energy Council (IGEC) and dedicated to ensuring a more healthy and sustainable planet. Green Hygienics represents the following brands:

Sensational® Bamboo, Clearly Herbal®, Noov®, Premium Formulations®, and Sensa®.

Safe Harbor Statement
This press release contains "forward-looking statements." Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, and specifically references to future potential purchase sales. The reader can identify these forward-looking statements by forward-looking words such as "may," "will," "expect," "potential," "anticipate," "forecast," "believe," "estimate," "project," "plan," "continue" or similar words. The reader should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or of financial condition, or state other forward-looking information. Forward-looking statements include, but are not limited to, statements regarding potential products, customers, revenues, expansion efforts, and future plans and objectives of Green Innovations Ltd. ("Green Innovations"). The risk factors listed in our disclosure documents and the cautionary language on this website provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations and projections described by Green Innovations in its forward-looking statements. Actual results relating to, among other things, product launch, sales, customer acceptance and market share could differ materially from those currently anticipated in such statements. Factors affecting forward-looking statements include: consumer preferences, competition from more established brands, ability to develop market share; changes in the operating costs; changes in economic conditions, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities that Green Innovations develops or produces; changes in the investments levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Green Innovations operates; technological, mechanical and operational difficulties encountered in connection with Green Innovations' development activities; and labor relation matters and costs. The reader should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Green Innovations from time to time with the Securities and Exchange Commission and other regulatory authorities.

At the Company
Green Innovations Ltd.
239.829.4372
investor@greeninnovationsltd.com

Investor Relations
Mirador Consulting, LLC
Frank Benedetto or Paul Lovito
(561) 989-3600